UNITED STATES of America

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

United Rentals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! UNITED RENTALS, INC. 2023 Annual Meeting Vote by May 3, 2023 11:59 PM ET UNITED RENTALS, INC. 100 FIRST STAMFORD PLACE - STE 700 STAMFORD, CT 06902 D96632-P84136 You invested in UNITED RENTALS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 4, 2023. Get informed before you vote View the Notice and Proxy Statement for the 2023 Annual Meeting of Stockholders and the Company’s 2022 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 20, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote Virtually at the Meeting* May 4, 2023 9:00 a.m., Eastern Time Smartphone users Point your camera here and vote without entering a control number Virtually at: www.virtualshareholdermeeting.com/URI2023 *Please check the meeting materials for any special requirements for meeting attendance. V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors	
1a. José B. Alvarez	For
1b. Marc A. Bruno	For
1c. Larry D. De Shon	For
1d. Matthew J. Flannery	For
1e. Bobby J. Griffin	For
1f. Kim Harris Jones	For
1g. Terri L. Kelly	For
1h. Michael J. Kneeland	For
1i. Francisco J. Lopez-Balboa	For
1j. Gracia C. Martore	For
1k. Shiv Singh	For
2. Ratification of Appointment of Public Accounting Firm	For
3. Advisory Approval of Executive Compensation	For
4. Advisory Vote on Frequency of Executive Compensation Vote	Every Year
5. Company Proposal to Improve Shareholder Written Consent (Amend Certificate of Incorporation to Reduce Threshold to 15%)	For
6. Stockholder Proposal to Improve Shareholder Written Consent	Against

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, FOR "EVERY YEAR" ON PROPOSAL 4, "FOR" PROPOSAL 5, AND "AGAINST" PROPOSAL 6.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D96633-P84136